UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700		85008
Phoenix, Arizona		(Zip Code)
(Address of principal executive offices)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 13, 2019 (the “Effective Date”), Mesa Air Group, Inc. (“Mesa” or the “Company”) and General Electric Company (“GE”), acting through its GE-Aviation business unit, entered into Letter Agreement No. 13 (hereinafter, the “Letter Agreement”) pursuant to which Mesa agreed to purchase and take delivery of 20 new spare CF34-8C5 engines.  The Letter Agreement contemplates that delivery of the new spare engines will commence in August 2020, with the final spare engine being delivered in December 2021.  Payments for the new spare engines will be made in three (3) separate tranches commencing in January, June and September of 2020.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which we expect to file as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020, subject to a request for confidential treatment with respect to certain portions of such document.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December17, 2019, the board of directors of the Company designated Brad Rich as a “principal operating officer.”  Mr. Rich, who serves as chief operating officer, receives an annual base salary of $300,000 and is eligible to receive an annual performance-based incentive cash bonus of up to $500,000, pursuant to the terms of his offer letter, upon the achievement of established financial and operational goals. Mr. Rich is also eligible to receive an annual equity award under the Company’s 2018 Equity Incentive Plan, as determined by the board of directors of the Company or the Compensation Committee, provided such award shall have a grant date value of not less than $200,000 in any fiscal year.

Mr. Rich will be eligible to participate in the Company’s 401(k) tax-deferred retirement savings plan on the same terms as the Company’s other executive officers and fulltime employees. He will be eligible for other benefits and perquisites, such as (i) medical, dental and vision insurance, (ii) life insurance, accidental death and dismemberment and business travel and accident insurance, (iii) health and dependent care flexible spending accounts, (iv) short and long-term disability insurance and (v) other non-cash fringe benefits on the same basis as the Company’s other executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2019	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel